Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Declares Distribution and Reports Earnings for First Quarter 2014

HOUSTON, TX—April 29, 2014 - Midcoast Energy Partners, L.P. (NYSE:MEP) (“Midcoast Energy Partners” or “the Partnership”) today declared a cash distribution of $0.3125 per unit payable May 15, 2014 to unitholders of record on May 8, 2014.

“Our outlook for Midcoast Energy Partners is exciting. We expect to accomplish our first post-IPO drop-down with our sponsor, Enbridge Energy Partners, L.P. (“Enbridge Partners”), of additional ownership interests in our jointly owned natural gas business in mid-2014. This is an important catalyst for our planned cash distribution growth in 2014. As it relates to our adjusted earnings for the first quarter, lower than forecasted natural gas and NGL production volumes in our Gathering, Processing and Transportation business detracted from our financial performance. While gathering volumes were impacted by freeze-offs due to extreme weather conditions, our Logistics and Marketing business benefited from strong seasonal demand for natural gas and NGLs. We expect gathering and processing volumes in each of our asset regions to progressively improve throughout 2014 as producers complete wells and accelerate their drilling plans,” said Terrance McGill, president for the Partnership.

“As we look forward, construction of our Beckville natural gas processing plant is proceeding on schedule and we are focused on securing additional accretive growth. Our balance sheet and strong liquidity position provide us with the flexibility to fund the anticipated drop-down from Enbridge Partners entirely with existing debt. The future drop-down opportunities from Enbridge Partners, together with our organic growth projects and improving commodity fundamentals positions the Partnership to deliver mid-teens annual distribution growth to our unitholders through 2017,” noted McGill.

Midcoast Energy Partners reports an adjusted net loss of $0.9 million for the first quarter of 2014, based on adjusted EBITDA of $16.9 million. Lower natural gas volumes on our major natural gas gathering and processing systems and associated lower natural gas liquids (NGLs) production negatively impacted adjusted earnings for the first quarter. Adjusted net income and adjusted EBITDA for the period ended March 31, 2014, as reported above, eliminate the impact of non-cash, mark-to-market net gains and losses, among other adjustments. Refer to the Non-GAAP Reconciliations section below for additional details.

COMPARATIVE EARNINGS STATEMENT

The financial results for the period ended March 31, 2014 for Midcoast Energy Partners are presented on a consolidated basis. Our results of operations may not be comparable to our Predecessor’s historical results of operations, among other factors described in our Annual Report on Form 10-K, as our Predecessor’s results of operations historically reflected 100% of the revenues and expenses relating to Midcoast Operating. We currently own a 39% controlling interest in Midcoast Operating. We currently consolidate the results of operations of Midcoast Operating and then record a 61% non-controlling interest deduction for EEP’s retained interest in Midcoast Operating.

	Three months ended March 31,
(unaudited, dollars in millions except per unit amounts)	2014	2013(2)
Operating revenue	$1,646.9	$1,370.3
Operating expenses:
Cost of natural gas	1,488.7	1,196.1
Operating and maintenance	81.7	83.4
General and administrative	27.2	24.5
Depreciation and amortization	37.0	35.2

Operating income	12.3	31.1
Interest expense	3.3	—
Other income (expense)	(1.3)	0.1

Income before income tax expense	7.7	31.2
Income tax expense	1.0	0.5

Net income	6.7	30.7
Less: Net income attributable to noncontrolling interest	6.3	—

Net income attributable to general and limited partner ownership interest in Midcoast Energy Partners, L.P.	$0.4	$30.7

Net income attributable to limited partners (1)	$0.4	$11.8

Weighted average limited partner units (millions) (1)	45.2	26.7

Net income (loss) per limited partner unit (dollars) (1)	$0.01	$0.44

(1)

Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and 0.9 million MEP general partner interest units upon the transfer of a controlling ownership, including limited partner and general partner interests, in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP.

(2)	For periods prior to November 13, 2013, the financial and operating information presented pertain to Midcoast Operating, our predecessor for accounting purposes.

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three month period ended March 31, 2014 with the same period of 2013. The comparison refers to adjusted operating income, which excludes the effect of non-cash and nonrecurring items (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended
Adjusted Operating Income	March 31,
(unaudited, dollars in millions)	2014	2013
Gathering, Processing and Transportation	$(4.1)	$33.6
Logistics and Marketing	12.9	(1.2)

Adjusted operating income	$8.8	$32.4

Gathering, Processing and Transportation – As expected, first quarter adjusted operating results for the Gathering, Processing and Transportation segment were lower than the same period of 2013. The decrease in adjusted operating income was predominantly attributable to lower natural gas throughput and NGL production volumes on our major systems due to reduced dry gas drilling activity in our East Texas region coupled with natural gas wells drilled but not completed. Additionally, volumes were impacted by freeze-offs due to unusually extended cold weather conditions in certain areas of the United States the previously disclosed and planned for loss of a major customer on our Anadarko system. Lastly, general and administrative expenses were modestly higher than the same quarter last year.

Midcoast Operating	Three months ended
Gathering, Processing and Transportation Throughput	March 31,
(MMBtu per day)	2014	2013
East Texas	971,000	1,252,000
Anadarko	824,000	964,000
North Texas	272,000	332,000

Total	2,067,000	2,548,000

As discussed in our earnings news release for the three month period ended December 31, 2013, natural gas throughput volumes in our Gathering, Processing and Transportation segment averaged 2,222,000 MMBtu per day.

Logistics and Marketing – First quarter adjusted operating income for the Logistics and Marketing segment was $14.1 million higher than the same period of 2013. Higher adjusted operating income was predominantly due to strong natural gas marketing optimization results attributable to seasonal demand for natural gas deliveries from the Mid-Continent to the Midwest market. Additionally, our NGL marketing business benefited from higher storage margins resulting from the sale of liquids product inventory at higher market prices relative to the cost of the product inventory in storage.

MANAGEMENT REVIEW OF QUARTERLY RESULTS AND 2014 FINANCIAL GUIDANCE

Midcoast Energy Partners will review its financial results for the quarter ended March 31, 2014 in a live Internet presentation, commencing at 8:00 a.m. Eastern Time on Wednesday, April 30, 2014. Interested parties may watch the live webcast at the link provided below. A replay will be available shortly afterward. Presentation slides and condensed unaudited financial statements will also be available on the Partnership’s website at the link below.

MEP Events and Presentations:

http://www.midcoastpartners.com/Investor-Relations/Events-and-Presentations/

Webcast link: http://www.media-server.com/m/acs/e259ac3ed4b7bf8d31736af439c90bb5

The audio portion of the live presentation will be accessible by telephone at (866) 318-8620 (Passcode: 68652373) and can be replayed until May 14, 2014 by calling (888) 286-8010 (Passcode: 59190019). An audio replay will also be available for download in MP3 format from either of the website addresses above.

NON-GAAP RECONCILIATIONS

Adjusted net income and adjusted operating income for the principal business segments are provided to illustrate trends in income excluding derivative fair value losses and gains and other nonrecurring items that affect earnings. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States.

Midcoast Energy Partners	Three months ended
Adjusted Earnings	March 31,
(unaudited; dollars in millions except per unit amounts)	2014	2013(1)
Net income (loss) attributable to general and limited partner ownership interests in Midcoast Energy Partners, L.P.	$0.4	$30.7
Noncash derivative fair value (gains) losses
-Gathering, Processing and Transportation	(0.1)	(1.4)
-Logistics and Marketing	(1.7)	2.9
Make-up rights adjustment	0.8	—
Option premium amortization	(0.3)	(0.2)

Adjusted net income	$(0.9)	$32.0

Adjusted net (loss) income attributable to limited partners (2)	$(0.9)	$12.3

Weighted average units (millions) (2)	45.2	26.7

Adjusted net (loss) income per limited partner unit (dollars) (2)	$(0.02)	$0.46

(1)	Results for the three month period ended March 31, 2013 represents financial results of Midcoast Operating, L.P. (“Midcoast Operating”), our predecessor for accounting purposes.
(2)

Represents calculation retrospectively reflecting the affiliate capitalization of MEP consisting of 4.1 million MEP Class A common units, 22.6 million MEP subordinated units and 0.9 million MEP general partner interest units, upon the transfer of a controlling ownership, including limited partner and general partner interests in Midcoast Operating. The noncontrolling interest reflects the 61% retained by EEP.

Midcoast Operating	Three months ended
Gathering, Processing and Transportation	March 31,
(unaudited; dollars in millions)	2014	2013
Operating (loss) income	$(4.9)	$35.2
Noncash derivative fair value gains	(0.3)	(1.4)
Make-up rights adjustment	2.1	—
Option premium amortization	(1.0)	(0.2)

Adjusted operating (loss) income	$(4.1)	$33.6

Midcoast Operating	Three months ended
Logistics and Marketing	March 31,
(unaudited; dollars in millions)	2014	2013
Operating income (loss)	$17.2	$(4.1)
Noncash derivative fair value (gains) losses	(4.3)	2.9

Adjusted operating income (loss)	$12.9	$(1.2)

Midcoast Energy Partners

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders. The following reconciliation of net cash provided by operating activities to adjusted EBITDA is provided because EBITDA is not a financial measure recognized under generally accepted accounting principles.

Midcoast Energy Partners	Three months ended
Adjusted EBITDA	March 31,
(unaudited; dollars in millions)	2014
Net cash provided (used) by operating activities	$213.8
Changes in operating assets and liabilities, net of cash acquired	(170.8)
Income tax expense	1.0
Interest expense	3.3
Option premium amortization	(1.0)
Other	(1.0)
Adjusted EBITDA attributable to EEP retained interest	(28.4)

Adjusted EBITDA attributable to MEP	$16.9

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by Enbridge Energy Partners, L.P (“Enbridge Partners”) to serve as Enbridge Partners’ primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 39 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating’s general partner, we control, manage and operate these systems.

Enbridge Energy Partners, L.P. (NYSE: EEP), owns 100 percent of Midcoast Holdings, LLC, the general partner of Midcoast Energy Partners and holds an approximate 54 percent interest in Midcoast Energy Partners. Enbridge Partners owns and operates a diversified portfolio of crude oil and, through Midcoast Energy Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation. Enbridge Partners is recognized by Forbes as one of the 100 Most Trustworthy Companies in America.

Forward Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “target,” “will” and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (“MEP”) to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) changes in the demand for or the supply of, forecast data for, and price trends related to crude oil, liquid petroleum, natural gas and natural gas liquids, including the rate of development of the Alberta Oil Sands; (2) MEP’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at MEP’s facilities or refineries, petrochemical plants, utilities or other businesses for which MEP transports products or to whom MEP sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to MEP’s rates; and (7) changes in laws or regulations to which MEP is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance.

Forward-looking statements regarding “drop-down” growth opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell MEP additional interests in Midcoast Operating, and MEP is under no obligation to buy any such additional interests. As a result, MEP does not know when or if it will purchase any such additional interests.

The Partnership’s forward looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to those discussed more extensively in our filings with the U.S. securities regulators. The impact of any one risk, uncertainty or factor on any particular forward looking statement is not determinable with certainty as these are independent and our future course of action depends on management’s assessment of all information available at the relevant time. Except to the extent required by law, we assume no obligation to publically update or revise any forward looking statements, whether as a result of new information, future events or otherwise. In addition to the risks listed above, other risks include those detailed from time to time in MEP’s Securities and Exchange Commission, or SEC, reports, including, without limitation, in MEP’s Annual Report on Form 10-K for the most recently completed fiscal year and, and any subsequently filed annual, quarterly or current reports, which filings are available to the public at the SEC’s website (www.sec.gov).

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad	Terri Larson, APR

Investment Community	Media

Toll-free: (855) MEP-7222 or (866) 637-7222	Telephone: (877) 496-8142

E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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